DIAMOND HILL INVESTMENT GROUP, INC.
2014 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Diamond Hill Investment Group, Inc. (the “Company”) hereby grants the undersigned Participant an award of Shares of Restricted Stock, subject to the terms and conditions described in the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).
1.    Name of Participant: [ ]
2.    Grant Date: (the “Grant Date”)
3.    Number of Shares of Restricted Stock: [ ] shares
4.    Vesting: Except as provided in Section 5, provided that the Participant remains a director of the Company on the relevant date, the Restricted Stock will vest as follows:
•The Shares shall cliff vest on [ ]; and
•In the event the Participant ceases to be a Director either because shareholders voted to not re-elect the Participant or because the Board independently determined to not nominate the Participate for re-election, Shares shall vest in a pro-rata amount calculated by dividing the number of days from the Grant Date to the date for which the Participant ceases to be a Director by the number of days from Grant Date to [ ].

5.    Transferability: Until the Shares of Restricted Stock become vested as described in Section 4 and transferable as described in Section 6, the Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

6.    Delivery of Shares: If the applicable terms and conditions of this Award Agreement are satisfied, the Shares of Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed. Any fractional Shares of Restricted Stock will be settled in cash.
7.    Other Terms and Conditions:
(a)    Rights Before Vesting. Before the Shares of Restricted Stock vest, the Participant (i) may exercise full voting rights associated with the Shares of Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock, provided that any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Shares of Restricted Stock.
(b)    Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive Shares of Restricted Stock that are delivered after the Participant’s death by completing a “Beneficiary Designation Form” in a form provided by the Company. The Beneficiary Designation Form does not need to be completed upon execution of this Award Agreement and is not required to be completed as a condition of receiving the Shares of Restricted Stock. However, if the Participant dies without completing a Beneficiary Designation Form or if the Participant does not complete the form correctly, the Participant’s beneficiary under this Award Agreement will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.

(c)    Transferring the Award Agreement. Except to the extent that the Committee permits otherwise, this Award Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 8(b), the Participant may designate a beneficiary to receive any Shares of Restricted Stock that are unsettled in the event of the Participant’s death.
(d)    Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Shares of Restricted Stock. To the extent permitted by the Committee, in its sole discretion, this amount may be (i) withheld from other amounts due to the Participant, (ii) withheld from any Shares transferred in connection with the settlement of the Restricted Stock, (iii) withheld from the vested portion of the Restricted Stock (including Shares transferable thereunder), whether or not being settled at the time the taxable event arises, or (iv) collected directly from the Participant. Subject to the approval of the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined in any amount up to the maximum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
(e)    Acknowledgment:  By signing below, Participant acknowledges and agrees that the Restricted Stock is subject to all of the terms and conditions of the Plan and this Award Agreement.

(f)    Governing Law. This Award Agreement will be construed in accordance with, and governed by, the laws (other than laws governing conflicts of laws) of the State of Ohio.
(g)    Entire Agreement. This Award Agreement, together with the applicable provisions of an employment agreement, if applicable, constitute the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement, and this Award Agreement and the applicable provisions of an employment agreement, if applicable, supersede all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Award Agreement. All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein and in the applicable provisions of an employment agreement, if applicable, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement. No change, termination or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(h)    Restricted Stock Subject to the Plan. The Shares of Restricted Stock are subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility for interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meaning as in the Plan.

(i)    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
(j)    Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the shares of Restricted Stock (less any purchase price paid for the Restricted Stock). The election will be made on a form provided by the Company and must be filed with the Internal Revenue Service no later than 30 days after the Grant Date. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its Related Entities and agents have not and are not providing any tax advice to the Participant.
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[PARTICIPANT] Signature Date:	DIAMOND HILL INVESTMENT GROUP, INC. By: Title: Date:

2014 EQUITY & CASH INCENTIVE PLAN

RESTRICTED STOCK GRANT

Beneficiary Designation

I designate the following person(s) as my Primary Beneficiary or Beneficiaries to receive any amounts payable on my death under this Restricted Stock Grant Agreement issued pursuant to the 2014 Employee and Director Equity Incentive Plan. This benefit will be paid, in the proportion specified, to:

Name	Relationship	Percentage

TOTAL		100%

Authorized by:

_____________________________
Signature                    Print Name

EXHIBIT A-3
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:
1.The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME:             TAXPAYER:                SPOUSE:

ADDRESS:

IDENTIFICATION NO.:     TAXPAYER:                SPOUSE:

TAXABLE YEAR:

The property with respect to which the election is made is described as follows:          shares (the “Shares”) of the Common Stock of Diamond Hill Investment Group, Inc. (the “Company”).
2.The date on which the property was transferred is:             ,     .
3.The property is subject to the following restrictions:
The Shares may be repurchased by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer or the meeting of performance goals by the taxpayer over time.
4.The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________.
5.The amount (if any) paid for such property is: $___________.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:        _________________, ____    _______________________________________
        Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:        _________________, ____     _______________________________________
        Spouse of Taxpayer